                                                                    EXHIBIT 23.2

                     Consent of Independent Accountants

We hereby consent to the use in this Registration Statement of MidAmerican Funding, LLC on form S-4 of our report dated January 22, 1999, except with the respect to paragraph three in Note 10 and the related information, as to which the date is October 7, 1999, relating to the financial statements of MHC Inc. (formerly MidAmerican Energy Holdings Company) which appear in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                      /s/ PricewaterhouseCoopers LLP
                                      -------------------------------------
                                          PricewaterhouseCoopers LLP

Kansas City, FMissouri
November 8, 1999